SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 13, 2003
Date of Report (Date of earliest event reported)

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18311 (Commission File Number)	22-2845714 (I.R.S. Employer Identification No.)

35 Northeast Industrial Road
Branford, Connecticut 06405
(Address of principal executive offices) (Zip Code)

(203) 488-8201
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Item 7.	Financial Statements and Exhibits

(c)	Exhibits

This exhibit is furnished pursuant to Item 9 hereof and should not be deemed to be "filed" under the Securities Exchange Act of 1934.

	Exhibit No.	Exhibit

	99.1	Press release, dated May 13, 2003 (furnished pursuant to Item 9).

Item 9.	Information Provided Under Item 12 (Results of Operations and Financial Condition)

On May 13, 2003, Neurogen Corporation announced its results of operations for the first quarter of 2003. Furnished as Exhibit 99.1 and incorporated herein by reference is a press release by Neurogen Corporation announcing its first quarter results.

SAFE HARBOR STATEMENT

Statements which are not historical facts, including statements about the Company's confidence and strategies, the status of various product development programs, the sufficiency of cash to fund planned operations and the Company's expectations concerning its development compounds, drug discovery technologies and opportunities in the pharmaceutical marketplace are "forward looking statements" within the meaning of the Private Securities Litigations Reform Act of 1995 that involve risks and uncertainties and are not guarantees of future performance. These risks include, but are not limited to, difficulties or delays in development, testing, regulatory approval, production and marketing of any of the Company's drug candidates, the failure to attract or retain scientific management personnel, any unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug candidates which could slow or prevent product development efforts, competition within the Company's anticipated product markets, the Company's dependence on corporate partners with respect to research and development funding, regulatory filings and manufacturing and marketing expertise, the uncertainty of product development in the pharmaceutical industry, inability to obtain sufficient funds through future collaborative arrangements, equity or debt financings or other sources to continue the operation of the Company's business, risk that patents and confidentiality agreements will not adequately protect the Company's intellectual property or trade secrets, dependence upon third parties for the manufacture of potential products, inexperience in manufacturing and lack of internal manufacturing capabilities, dependence on third parties to market potential products, lack of sales and marketing capabilities, potential unavailability or inadequacy of medical insurance or other third-party reimbursement for the cost of purchases of the Company's products, and other risks detailed in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2002, each of which could adversely affect the Company's business and the accuracy of the forward-looking statements contained herein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGEN CORPORATION (Registrant)
By: s/ STEPHEN R. DAVIS
Name: Stephen R. Davis
Dated: May 13, 2003	Title: Executive Vice President and Chief Business Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release, dated May 13, 2003 (furnished pursuant to Item 9).

QuickLinks

Item 7.	Financial Statements and Exhibits

SIGNATURE
EXHIBIT INDEX

Exhibit 99.1

For Immediate Release	Contact:: Elaine Grimsell Beckwith Neurogen Corp. 203-315-4615 elaine_beckwith@nrgn.com

NEUROGEN CORPORATION ANNOUNCES

FIRST QUARTER 2003 FINANCIAL RESULTS AND UPDATES PIPELINE STATUS

Branford, CT, May 13, 2003 — Neurogen Corporation (Nasdaq: NRGN), a small molecule drug discovery and development company, today announced financial results for the first quarter ended March 31, 2003. The Company also updated the status of drug discovery and development programs for the treatment of inflammation, insomnia, pain, depression, and obesity. This report included an update of two on-going Phase II clinical trials with Neurogen’s C5a antagonist for treatment of rheumatoid arthritis and asthma in its inflammation program.

First Quarter 2003 Financial Results
Neurogen recognized a net loss for the first quarter of 2003 of $7.9 million, or $0.45 per share. This compares to a net loss of $8.5 million, or $0.49 per share, during the first quarter of 2002.

Operating revenue for the first quarter of 2003 decreased 47 percent to $1.4 million from $2.6 million for the first quarter of 2002. The decrease is due to the completion of the Neurogen and Pfizer AIDD™ Technology Transfer Agreement which ended as scheduled in 2002 and to variable timing of research services currently performed under the Company’s worldwide collaboration with Aventis Pharma (NYSE: AVE) to develop new drugs to treat depression, anxiety and other stress related disorders.

Research and development expenses, excluding non-cash stock compensation charges, for the first quarter of 2003 decreased 17 percent to $7.8 million from $9.5 million in the first quarter of 2002. The decrease for the quarter was due primarily to a lower staff level and related salaries, benefits and lab expenses from Neurogen’s implementation in 2002 of its Operational Excellence program to further the efficiency of the Company’s drug discovery platform.

General and administrative expenses, excluding non-cash stock compensation charges, for the first quarter of 2003 decreased 26 percent to $1.5 million, compared to $2.0 million for the same period in 2002 due to Neurogen’s implementation of the improved efficiency program begun in 2002 mentioned above.

Neurogen’s total cash and marketable securities as of March 31, 2003 totaled $71.3 million. The Company’s balance of cash and marketable securities at December 31, 2002 was $79.4 million. For fiscal year 2003 Neurogen expects to have a burn rate of approximately $36.0 to $39.0 million. These funds are being invested to advance Neurogen’s portfolio of R&D projects, including its proprietary C5a program for inflammation and its proprietary VR-1 program for pain, and include the payment of approximately $6.7 million in principal on loans secured by Neurogen’s facilities. Neurogen is currently exploring collaboration opportunities for some of its proprietary programs. Any future collaboration could affect Neurogen’s forward-looking burn rate.

William H. Koster, Ph.D., President and CEO said, “I’m very pleased with the progress of our Operational Excellence initiative, which has resulted in a more efficient organization through selective reductions to staff, business operations, and technical services. We’ve been able to achieve our improved effectiveness goals without affecting the Company’s strategy or reducing major drug discovery and development programs.”

Inflammation Program: Phase II Clinical Trials in Rheumatoid Arthritis and Asthma
Neurogen’s inflammation program targets the C5a receptor of the complement cascade, a key pathway of the immune system that normally helps to guard the human body against infection. In many people, however, the immune system over-promotes the activation of inflammatory cells which would usually guard against invading microorganisms, often leading to the destruction of healthy tissue. Neurogen’s lead drug candidate, NGD 2000-1, is an orally administered drug that blocks the activity of the C5a receptor, a property which may be beneficial for patients with inflammatory conditions such as rheumatoid arthritis and asthma. In Phase I studies NGD 2000-1 was safe and well-tolerated in single and multiple-ascending doses and also identified the possibility for NGD 2000-1 to inhibit cytrochrome P450 3A4, a metabolic enzyme inhibited by many existing drugs. This characteristic could restrict the concurrent use of NGD 2000-1 with other drugs that also are primarily metabolized by this enzyme. The Company owns all commercial rights to this program.

Neurogen is dosing and continues to enroll patients in two Phase II clinical trials targeting rheumatoid arthritis and asthma. Dr. Koster said, “These two Phase II clinical protocols represent Neurogen’s strategic move to bring forward clinical candidates with multiple utilities. We hope to gain fundamental insight into the potential role of C5a in the inflammatory processes leading to the destruction of joint tissue in rheumatoid arthritis and the loss of lung function in asthma. We believe Neurogen is the first company in the pharmaceutical industry to advance an oral, small molecule C5a receptor antagonist into human clinical trials. These trials are important milestones for us and for the millions of patients suffering from these disorders.”

Rheumatoid Arthritis
The Phase II trial in rheumatoid arthritis is designed to test the safety and preliminary efficacy of NGD 2000-1 in patients with mild to moderate rheumatoid arthritis. The study will enroll approximately 48 adult rheumatoid arthritis patients in multiple U.S. clinical centers. It is double-blinded and placebo controlled, exploring three dosing levels of NGD 2000-1. In a parallel group design, patients will receive either placebo, 10 mg, 60 mg, or 100 mg of NGD 2000-1 orally, twice a day for a 14 day period. The primary endpoint of the trial will examine the ability of NGD 2000-1 to lower levels of C-Reactive Protein (CRP), an important inflammation biomarker that correlates with the status of disease.

Asthma
The Phase II trial in asthma is designed to test the safety and preliminary efficacy of NGD 2000-1 in patients with mild to moderate asthma. The study will involve approximately 128 asthma patients in multiple clinical centers in the U.S. It is double-blinded and placebo controlled, exploring three dosing levels of NGD 2000-1. In a parallel group design, patients will receive either placebo, 10 mg, 60 mg, or 100 mg of NGD 2000-1 orally, twice a day for a 28 day treatment period. The primary endpoint will examine improvement in lung capacity as measured by FEV1 (Forced Expiratory Volume in one second).

Insomnia Program: unique GABA modulation profile
NGD 96-3: Phase I study partnered with Pfizer Inc
Pfizer is currently conducting Phase I studies to explore the safety, pharmacokinetics and pharmacologic profile of NGD 96-3, a lead candidate from Neurogen’s collaboration with Pfizer to develop drugs for the treatment of insomnia. NGD 96-3 differs from existing therapies by selectively modulating certain subtypes of the gamma-aminobutyric acid (GABA) receptors in the brain. Neurogen believes this unique approach may avoid the next day sedative effects and memory impairment associated with current therapies.

Pain Management Program: VR-1 receptor antagonist
Preclinical development
Neurogen is currently advancing multiple, highly potent candidates for potential development in its vanilloid receptor-1 program, which targets a broad spectrum of pain indications including osteoarthritis, neuropathic pain, and bone cancer pain. Neurogen has established a broad intellectual property position on this important new target for the relief of pain. In addition to establishing the first patent publications on small molecule VR-1 antagonists, Neurogen has been awarded a patent on a human VR-1 receptor gene sequence, has filed broad applications encompassing highly potent chemotypes, and has patent applications pending on the general use of VR-1 antagonists for the treatment of pain. Neurogen owns all commercial rights to this program.

Depression/Anxiety Program: CRF-1 receptor antagonist
Preclinical research and development, partnered with Aventis.
Aventis and Neurogen are working together to identify clinical compounds blocking the corticotrophin-releasing factor-1 receptor, which is active in mounting human response to stress and is elevated in patients with major depression. The companies believe that an orally available drug candidate that blocks the CRF-1 receptor may be efficacious in relieving depression, anxiety and/or stress related disorders without the significant side effects such as sexual dysfunction, common in current therapies.

Obesity/Diabetes Program: MCH-1 receptor antagonist
Preclinical research and development
Neurogen is optimizing lead compounds blocking the melanin concentrating hormone receptor -1, which is an important mediator of food intake. These receptors are expressed in the hypothalamus, the feeding center of the brain. While obesity is caused by a complex process involving many hormones, neurotransmitters, nerve cells, and genes, the MCH neurotransmitter is now believed to play a key role in controlling eating behavior. In preclinical studies, removing the MCH peptide or receptor gene has resulted in lean animals, while administering MCH caused increased weight gain. The Company owns all commercial rights to this program.

Webcast
Dr. Koster, Stephen Davis, Executive Vice President and Chief Business Officer, and Dr. James Cassella, Senior Vice President Clinical Research and Development, will host a conference call and webcast to discuss today’s announcements at 10:00 a.m. Eastern Time (ET) on May 13, 2003. The webcast will be available in the Investor Relations section of www.neurogen.com and will be archived on the website until May 27, 2003. A replay of the call will be available after 1:00 pm ET on May 13, 2003 and accessible through the close of business, May 27, 2003. To replay the conference call, dial 800-945-1517 or for international callers, 402-220-0676. No pass code is required.

About Neurogen Corp.
Neurogen Corporation (Nasdaq: NRGN) is a drug discovery and development company targeting new small molecule drugs to improve the lives of patients suffering from disorders having significant unmet medical need, including inflammation, pain, insomnia, depression, and obesity. Small molecule drugs typically are suitable for oral administration as a pill, while large molecule drugs usually are administered by injection or intravenous infusion.

Neurogen has generated a portfolio of compelling new drug programs through its fully integrated drug discovery and development processes. The Company’s Accelerated Intelligent Drug Discovery (AIDD™) system, its expertise in cellular functional assays, and its depth in medicinal chemistry are key discriminators in the Company’s ability to rapidly and cost-effectively identify new drug candidates. The Company’s development pipeline includes clinical programs in inflammation and insomnia, as well as preclinical discovery programs: in pain targeting the VR-1 receptor, in depression targeting the CRF-1 receptor, and in obesity/diabetes targeting the MCH-1 receptor.

The Company conducts its research and development independently and, when advantageous, collaborates with world-class pharmaceutical companies to obtain additional resources and to access complementary expertise.

The information in this press release contains certain forward-looking statements that involve risks and uncertainties as detailed from time to time in Neurogen's SEC filings, including its most recent 10-K. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, risks associated with the inherent uncertainty of drug research and development, difficulties or delays in development, testing, regulatory approval, production and marketing of any of the Company's drug candidates, adverse side effects or inadequate therapeutic efficacy of the Company's drug candidates, advancement of competitive products, dependence on corporate partners, sufficiency of cash to fund the Company's planned operations and patent, product liability and third party reimbursement risks associated with the pharmaceutical industry.

NEUROGEN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31, 2003	Three Months Ended March 31, 2003

Operating revenues:
License fees	$ 500	$ 1,388
Research revenues	898	1,250

Total operating revenues	1,398	2,638

Operating expenses:
Research and development
Stock compensation	83	(56)
Other R&D	7,832	9,452

Total R&D	7,915	9,396

General and administrative
Stock compensation	153	139
Other G&A	1,509	2,030

Total G&A	1,662	2,169

Total operating expenses	9,577	11,565

Operating loss	(8,179)	(8,927)

Other income, net	283	456

Income tax benefit	--	(73)

Net loss	$ (7,896)	$ (8,544)

Loss per share:
Basic and diluted	$ (0.45)	$ (0.49)

Shares used in calculation of loss per share:
Basic and diluted	17,666	17,594

NEUROGEN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	March 31, 2003	December 31, 2002

Assets

Cash and cash equivalents	$5,669	$12,248
Marketable securities	65,660	67,164

Total cash and marketable securities	71,269	79,412
Receivables from corporate partners	1,355	1,333
Other current assets, net	1,432	1,615

Total current assets	74,056	82,360

Net property, plant & equipment	32,174	32,784
Other long-term assets	433	635

Total assets	$106,663	$115,779

Liabilities and Stockholders' Equity

Total current liabilities	$11,406	$6,927
Total long term liabilities	19,328	25,555

Total liabilities	30,734	32,482

Total stockholders' equity	75,929	83,297

Total liabilities and stockholders' equity	$106,663	$115,779